UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 8, 2005

                         IMAGE INNOVATIONS HOLDINGS INC.
                         -------------------------------
        (Exact name of small Business Issuer as specified in its charter)

          NEVADA                       0-50119                  91-1898414
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)

432 Park Avenue South, New York, New York                    10022
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 (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code (518) 589-9994
                                                   --------------

                                       N/A
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          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On November 8, 2005, the Registrant executed a non-binding term sheet with a well-capitalized institutional investor in respect of a potential financing transaction pursuant to which, if consummated, the Registrant would issue approximately $35 million of debt to the potential financing source.

The Registrant generally anticipates that the proceeds from the financing, if consummated, would be used to finance the proposed acquisition by the Registrant of Fine Art Wholesalers, Inc. and its associated companies ("Fine Art") as well as for general working capital purposes.

Execution of definitive documentation and consummation of the proposed convertible debt financing remain subject to numerous conditions in favor of the potential financing source, including without limitation, consummation of the acquisition of Fine Art on terms satisfactory to the potential financing source, negotiation of mutually agreeable definitive documentation, and satisfactory completion of the potential financing source's due diligence of the Registrant and Fine Art.

In connection with the execution of the non-binding term sheet, the Registrant has agreed to a 90-day period of exclusivity with the potential financing source.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      IMAGE INNOVATIONS HOLDINGS INC.
                                      (Registrant)


Date: November 14, 2005               By:  /s/ Michael Preston
                                           -------------------------------------
                                               Michael Preston
                                               Chief Executive Officer